Exhibit 99.1

RDA HOLDING CO. ANNOUNCES NEW BOARD OF DIRECTORS

NEW YORK, NY — April 21, 2011 — RDA Holding Co. today announced that a majority of its shareholders have appointed a new Board of Directors, effective April 18, 2011.  Mary Berner, President and Chief Executive Officer will continue to hold a Board seat. The new members of Board of Directors are:

•                  Randall Curran

•                  William Drewry

•                  Heath Freeman

•                  Robert Guth

•                  Keith Richman

•                  Ryan Schaper

•                  Doug Teitelbaum

•                  Martin Wade

“I am very pleased with the progress we have made since completing the restructuring more than a year ago and I thank our former board members for their contributions and service, which helped us achieve a near doubling of the Company’s share price during that time,” Ms. Berner stated. “I look forward to working with the new Board to evaluate all of the opportunities available to our Company to grow shareholder value.”

Biographical information for the new Board members is as follows:

Randall Curran

Since 2005, Mr. Curran has been the Chief Executive Officer of ITC^DELTACOM, Inc. (“ITC”), a Southeastern telecommunications company that was acquired by Earthlink, Inc. in December 2010. In 2004, Mr. Curran held the position of Interim Chief Executive Officer of Choice One Communications, Inc., a Northeastern publicly traded telecommunications company. In this role, Mr. Curran led a successful restructuring of the company. From 2000 to 2003, Mr. Curran served as the Chairman and Chief Executive Officer of ICG Communications, Inc., a national publicly traded telecommunications company. Mr. Curran also serves on the board of directors of Local Insight Media Holding, Inc. Mr. Curran has an MBA from Loyola University of Chicago and a BA from DePauw University. Mr. Curran is 56 years old.

William Drewry

From April 2009 to February 2011, Mr. Drewry held the position of Chairman of Media Investments of Diamond Castle Holdings, a private equity investment firm. From May 2007 to December 2008, Mr. Drewry was an investment banker at UBS Investment Bank. From 1998 to May 2007, Mr. Drewry served as an Investment Analyst at Credit Suisse First Boston. In 2000, Mr. Drewry became the Global Head of Media Equity Research at Credit Suisse First Boston. Mr. Drewry served as a director of Bonten Media Group from April 2009 to February 2011. Mr. Drewry has a BA in history from Old Dominion University. Mr. Drewry is 47 years old.

Heath Freeman

Since 2007, Mr. Freeman has been a Managing Director of Alden Global Capital (“Alden”). In 2006, Mr. Freeman joined Smith Management LLC, an affiliate of Alden, specializing in distressed securities, value equities and emerging markets. From 2003 to 2006, Mr. Freeman was an analyst at Peter J. Solomon Company, a boutique investment bank, working on mergers and acquisitions, restructurings and refinancing assignments. Mr. Freeman currently serves on the board of directors of MediaNews Group, the second largest newspaper company by circulation in the United States, and Philadelphia Media Network, Inc, a media company owning newspaper and digital assets in the Philadelphia area. Mr. Freeman has a BA from Duke University. Mr. Freeman is 31 years old.

Robert Guth

Since 2009, Mr. Guth has served as a member of the board of directors and the Nominating and Governance Committee of nTelos Holdings, Corp., a regional wireless and wireline service provider. Mr. Guth also currently serves as a member of the board of directors and Audit Committee of Integra Telecom, an integrated telecommunications service provider, and serves on the board of directors of Otelco, a telecommunications and local exchange carrier. From 2006 to 2007, Mr. Guth held the position of President of the Business Markets Group of Level 3 Communications, an internet service provider. From 2004 to 2006, Mr. Guth served as Chairman of the telecommunications company TelCove. From 2002 to 2006, Mr. Guth held the position of President and Chief Executive officer of TelCove, a position he assumed approximately four months after the company had filed for protection under Chapter 11. In this role, Mr. Guth oversaw the restructuring of the company and its sale to Level 3 Communications in 2006. Mr. Guth has a BS in electrical engineering from Lehigh University. Mr. Guth is 47 years old.

Keith Richman

Since 2004, Mr. Richman has been the CEO of Break Media, an Internet entertainment company which operates a number of branded properties including Break.com, CagePotato, HolyTaco, ScreenJunkies and WallstreetFighter, and represents hundreds of publishers as one of the largest video advertising networks online, reaching more than 125 million visitors each month. Prior to founding Break Media in 2004, Mr. Richman served as a co-founder and the Director for Business Development for Billpoint and was integral in the development of that business and its ultimate sale to Ebay, Inc. in 1999. From 2000 to 2002, Mr. Richman served as a co-founder and vice president of OnePage, Inc., which was acquired by Sybase, Inc. in 2002. Mr. Richman has an MA and a BA from Stanford University in International Studies. Mr. Richman is 38 years old.

Ryan Schaper

Since 2009, Mr. Schaper has been Managing Member of Point Lobos Capital LLC, an investment management firm. From 2002 to 2008, Mr. Schaper served as a portfolio manager at Farallon Capital Management, a global investment firm. From 2000 to 2002, he served as an investment banking analyst for Banc of America Securities. He currently serves on the board of directors of The Usual Inc. Mr. Schaper has a BS in Industrial Engineering from Stanford University. Mr. Schaper is 33 years old.

Doug Teitelbaum

Since December 2010, Mr. Teitelbaum has served as the Managing Partner of Homewood Capital, LLC, an investment firm that specializes in turnaround private equity investing. From April 1996 to December 2010, Mr. Teitelbaum was a Managing Partner at Bay Harbour Management L.C., an investment advisory firm that specializes in investments in securities of distressed companies. Mr. Teitelbaum has been an active participant in the distressed securities markets since the late 1980s. Notable investments include the restructuring of NextWave Telecom, the purchase, turn around and sale of both Barneys New York and TelCove, formerly Adelphia Business Solutions. Mr. Teitelbaum is 45 years old.

Martin Wade

Since September 2006, Mr. Wade has held the position of Chairman and Chief Executive Officer of Broadcaster, Inc. (formerly International Microcomputer Software Inc.), a company engaged in the game development and telecommunications businesses. Mr. Wade also currently serves as Chairman of Philadelphia Media Networks, a media company owning newspapers and digital assets. From September 2001 to September 2006, Mr. Wade held the position of Chief Executive Officer of International Microcomputer Software Inc. From May 2001 to August 2001, Mr. Wade served as Director, President and Chief Executive Officer of Digital Creative Development Corporation (“DC2”), a developer of entertainment content companies focusing on broadband content delivery. From June 2000 to April 2001, Mr. Wade served as Director and Executive Vice President of DC2. Since 2001, he has served on the board of directors for Alliance One International (NYSE:AOI), where he currently serves on the Audit and Compensation Committees and was formerly Chairman of the Finance Committee. Mr. Wade has an MBA from the University of Wyoming and a BS from West Virginia University. Mr. Wade is 61 years old.

RDA is a global media and direct marketing company that connects more than 130 million consumers around the world with products and services from trusted brands. With offices in 43 countries, the company reaches customers in 78 countries, publishes 91 magazines, including 50 editions of Reader’s Digest, the world’s largest-circulation magazine, operates 83 branded websites and sells nearly 40 million books, music and video products across the world each year. Further information about the company can be found at www.rda.com.

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RDA contacts:

FD, 212-850-5600

Investors: Amy Pesante

Media: Evan Goetz